Exhibit 99.1

KindredBio Announces Update on AtoKin and Atopic Dermatitis Program
SAN FRANCISCO, California. (December 3, 2014) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced that it has re-assessed its atopic dermatitis program and the atopic dermatitis market and has decided to discontinue its AtoKin study in favor of directing resources toward other programs in its portfolio.
“While the market for atopic dermatitis is large, the space has recently undergone a major transition. The rapid uptake and success of a recently-launched atopic dermatitis product, while confirming the large size of the market, has substantially raised the bar for future atopic dermatitis products,” stated Richard Chin, Chief Executive Officer of KindredBio. “Our goal is to develop products that are superior or clearly differentiated from other products and that have profiles that will lead to leadership positions in the markets. Given that, and given that we are in the position of having a number of other very promising product candidates we would like to pursue, we have made a business decision to discontinue our AtoKin program. This will allow us to redirect resources to other programs, including advancing additional novel drugs and biologics into development. While discontinuing a program is always difficult, we believe that an important part of good drug development is discipline in managing the product portfolio and prioritization of drugs that will lead to maximal return on investment and deliver maximal benefit to our patients.”
About Kindred Biosciences
Kindred Biosciences is a development stage biopharmaceutical company focused on saving and improving the lives of pets.  Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy.  The Company’s strategy is to identify compounds and targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated compounds and targets for dogs, cats and horses.  The Company has a deep pipeline of novel drugs and biologics in development across many therapeutic classes.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be

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Exhibit 99.1

materially different from any future results expressed or implied by the forward-looking statements.  These risks include, but are not limited to, the following:  our limited operating history and expectations of losses for the foreseeable future; the absence of revenue from our product candidates for the foreseeable future; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our lead product candidates, which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our product candidates; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to develop a satisfactory sales organization; our significant costs of operating as a public company; our potential inability to obtain patent protection and other intellectual property protection for our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC.  As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release.   Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.
Contact
Denise Bevers
KindredBio
denise.bevers@kindredbio.com
(650) 701-7909

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